Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Token Cat Limited (Formerly known as TuanChe Limited) on Form S-8 of our report dated March 28, 2024 relating to the consolidated financial statements of Token Cat Limited (Formerly known as TuanChe Limited) appearing in the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Beijing, China

August 18, 2026

BEIJING OFFICE ● Units 06-09 ● 46th Floor ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District ● Beijing ● 100004
Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.com